Exhibit 99.1

NEWS RELEASE

For Release on December 2, 2019

Giga-tronics Incorporated Announces Effective Date of
Previously Announced Reverse Split of Common Stock

DUBLIN, California, December 2, 2019 -- (GLOBE NEWSWIRE) -- (OTCQB: GIGA) Giga-tronics Incorporated (the “Company”) announced today that its previously announced 1-for-15 reverse split of its common stock will become effective as of December 12, 2019. Beginning on December 13, 2019, the Company’s common stock will trade on the OTC market on a split-adjusted basis.

John Regazzi, CEO of Giga-tronics commented, “With our third consecutive quarter of profitability and enhanced balance sheet, this reverse split is a natural next step to pursue a national exchange listing. We look forward to executing on the next chapter of our progress given the attractive growth opportunity for our RADAR/EW business as well as the solid foundation of our sole source RADAR filter business.”

At the Company’s annual meeting of shareholders held on September 19, 2019, shareholders approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split at a ratio in the range of 1-for-10 to 1-for-20 and authorized the Company’s Board of Directors to determine the final ratio of the reverse stock split within that range. On November 6, 2019, the Company announced that the Board of Directors decided to proceed with a 1-for-15 reverse stock split.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced by the ratio of 1-for-15. The number of authorized shares of the Company’s common stock will be reduced in the same proportion to 13,333,333 shares of common stock.

The reverse stock split will impact all holders of the Company’s common stock uniformly and will not impact any shareholder’s percentage ownership interest in the Company; however, no fractional shares will be issued in connection with the reverse stock split, and cash will be paid in lieu of any fractional shares. The reverse stock split also reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of its outstanding stock options and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants.

The Company’s common stock will continue to trade on the OTC under the symbol “GIGA.”

Registered shareholders holding their shares of common stock in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. For shareholders holding physical stock certificates, the Company’s transfer agent, American Stock Transfer & Trust Company, LLC “AST”, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares following the effective date of the reverse stock split. AST can be reached at (877) 248-6417.

About Giga-tronics Incorporated

Giga-tronics produces sophisticated test and measurement equipment primarily used in electronic warfare test and emulation applications as well as YIG (Yttrium, Iron, Garnet) tuned oscillators, RADAR filters, and microwave synthesizers for use in military defense applications.

Forward Looking Statements

This press release contains forward-looking statements, including statements about the proposed offering, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The Company’s actual results could differ materially from those anticipated in these forward looking statements for many reasons, including, without limitation, the risk factors contained in its filings made with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Information:
Company Contact:	Agency Contact
Lutz Henckels	John Nesbett/Jennifer Belodeau
Executive Vice President & CFO	IMS Investor Relations
Giga-tronics, Inc.	(203) 972-9200
(925) 328-4650 ext. 4698	jnesbett@institutionalms.com
lhenckels@gigatronics.com